PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of October 26, 2010, by and between NEXT 1 INTERACTIVE, INC., a Nevada corporation, (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Fifteen Million Dollars ($15,000,000) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, the Company and the Investor hereby agree as follows:

1.           CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)          “Accelerated Purchase Notice” shall mean an irrevocable written notice from the Company to the Investor directing the Investor to buy such Accelerated Purchase Amount in Purchase Shares as specified by the Company therein on the Purchase Date.

(b)         “Available Amount” means initially Fifteen Million Dollars ($15,000,000) in the aggregate which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.

(c)         “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(d)         “Business Day” means any day on which the Principal Market is open for trading including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(e)          “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by the Principal Market, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by the Principal Market.

(f)          “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(g)         “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(h)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)           “Maturity Date” means the date that is 600 Business Days (30 Monthly Periods) from the Commencement Date.

(j)           “Monthly Period” means each successive 20 Business Day period commencing with the Commencement Date.

(k)          “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(l)           “Principal Market” means the OTC Bulletin Board; provided however, that in the event the Company’s Common Stock is ever listed or traded on the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE Amex, than the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(m)         “Purchase Amount” means, with respect to any particular purchase made hereunder, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(n)         “Purchase Date” means with respect to any particular purchase made hereunder, the Business Day on which the Investor receives by 10:00 a.m. eastern time of such Business Day a valid Regular Purchase Notice or a valid Accelerated Purchase Notice that the Investor is to buy Purchase Shares pursuant to Section 2 hereof.

(o)         “Purchase Price” means the lower of the (A) the lowest Sale Price of the Common Stock on the Purchase Date and (B) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the twelve (12) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction).

(p)         “Regular Purchase Notice” shall mean an irrevocable written notice from the Company to the Investor directing the Investor to buy such Regular Purchase Amount in Purchase Shares as specified by the Company therein on the Purchase Date.

(q)         “Sale Price” means any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(r)          “SEC” means the United States Securities and Exchange Commission.

(s)          “Securities Act” means the Securities Act of 1933, as amended.

(t)          “Transfer Agent” means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

2.  PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)          Initial Purchase and Commencement of Regular Sales of Common Stock.  Upon execution of this Agreement, the Company shall sell to the Investor and the Investor shall purchase 400,000 Purchase Shares (such initial Purchase Shares, the “Initial Purchase Shares”) together with warrants (the “Warrants”) to purchase 800,000 shares (“Warrant Shares”) of Common Stock, for aggregate consideration of $200,000.  The Warrants shall have a term of five (5) years from the date they are exercisable, an exercise price of $1.00 per share and shall be in the form of Exhibit F hereto.  Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, the Company shall have the right but not the obligation to direct the Investor by its delivery to the Investor of a Regular Purchase Notice from time to time to buy Purchase Shares (each such purchase a “Regular Purchase”) in any amount up to Fifty Thousand Dollars ($50,000.00) per Regular Purchase Notice (the “Regular Purchase Amount”) at the Purchase Price on the Purchase Date.  The Company may deliver multiple Regular Purchase Notices to the Investor so long as at least two (2) Business Days have passed since the most recent Regular Purchase was completed.

(b)          Accelerated Purchases.  At any time on or after the Commencement Date, the Company shall also have the right to direct the Investor to buy Purchase Shares (each such purchase an “Accelerated Purchase”) in the amounts specified in this Section 2(b) per Accelerated Purchase Notice at the Accelerated Purchase Price on the Purchase Date by delivering to the Investor Accelerated Purchase Notices as follows:  the Accelerated Purchase Amount may be up to Seventy Five Thousand Dollars ($75,000.00) per Accelerated Purchase Notice provided that the Closing Sale Price of the Common Stock must not be below $.75 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) on the Purchase Date.  The Accelerated Purchase Amount may be increased to up to One Hundred Fifty Thousand Dollars ($150,000.00) per Accelerated Purchase Notice if the Closing Sale Price of the Common Stock is not below $1.00 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) on the Purchase Date.  The Accelerated Purchase Amount may be increased to up to Three Hundred Thousand Dollars ($300,000.00) per Accelerated Purchase Notice if the Closing Sale Price of the Common Stock is not below $1.50 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) on the Purchase Date.  The Accelerated Purchase Amount may be increased to up to Five Hundred Thousand Dollars ($500,000.00) per Accelerated Purchase Notice if the Closing Sale Price of the Common Stock is not below $2.00 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) on the Purchase Date. With respect to each such Accelerated Purchase, the Company must deliver the Purchase Shares before 1:00 p.m. eastern time on the Business Day following the Purchase Date.  As used herein, the term “Accelerated Purchase Price” shall mean the lesser of (i) the lowest Sale Price of the Common Stock on the Purchase Date or (ii) the lowest Purchase Price during the previous ten (10) Business Days prior to the date that the valid Accelerated Purchase Notice was received by the Investor.  However, if on any Purchase Date the Closing Sale Price of the Common Stock is below the applicable Accelerated Purchase threshold price, such Accelerated Purchase shall be void and the Investor’s obligations to buy Purchase Shares in respect of that Accelerated Purchase Notice shall be terminated.  Thereafter, the Company shall again have the right to submit an Accelerated Purchase Notice as set forth herein by delivery of a new Accelerated Purchase Notice only if the Closing Sale Price of the Common Stock is at or above the applicable Accelerated Purchase Amount threshold price on the date of the delivery of the Accelerated Purchase Notice.  The Company may deliver multiple Accelerated Purchase Notices to the Investor so long as at least two (2) Business Days have passed since the most recent Accelerated Purchase was completed.

(c)         Payment for Purchase Shares.   The Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Purchase Shares as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares if they are received by the Investor before 1:00 p.m. eastern time or if received by the Investor after 1:00 p.m. eastern time, the next Business Day. The Company shall not issue any fraction of a share of Common Stock upon any purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(d)         Purchase Price Floor.   The Company and the Investor shall not effect any sales and purchases under this Agreement on any Purchase Date where the Purchase Price for any purchases of Purchase Shares would be less than the Floor Price. “Floor Price” means $0.25, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

3.            INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)          Investment Purpose.   The Investor is acquiring the Purchase Shares, Warrant Shares and Commitment Shares (“Securities”) as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the registration statement described herein or otherwise in compliance with applicable federal and state securities laws and with respect to the Additional Commitment Shares, subject to Section 5(e) hereof).  The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(b)          Accredited Investor Status.  The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)          Reliance on Exemptions.  The Investor understands that the Securities may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(d)         Information.  The Investor understands that its investment in the Securities involves a high degree of risk.  The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below.  The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)         No Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)          Transfer or Sale.  The Investor understands that(i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the  Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(g)         Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h)         Residency.  The Investor is a resident of the State of Illinois.

(i)          No Short Selling.  The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
4.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that as of the date hereof and as of the Commencement Date:

(a)          Organization and Qualification. The Company and each of the Subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company has no Subsidiaries except as set forth on Schedule 4(a).

(b)         Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement  and each of the other agreements entered into by the parties on the Commencement Date and attached hereto as exhibits to this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares and the reservation for issuance and the issuance of the Purchase Shares, Warrants and Warrant Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  The Board of Directors of the Company has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit C attached hereto to authorize this Agreement and the transactions contemplated hereby.  The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect.  The Company has delivered to the Investor a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company.  No other approvals or consents of the Company’s Board of Directors and/or shareholders is necessary under applicable laws and the Company’s Certificate of Incorporation and/or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

(c)         Capitalization.  As of the date hereof, the authorized capital stock of the Company is set forth on Schedule 4(c).  Except as disclosed in Schedule 4(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Company has furnished to the Investor true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as amended and as in effect on the date hereof (the “By-laws”), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

(d)         Issuance of Securities.  Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares, shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Initial Purchase Shares have been duly authorized and, upon issuance in accordance with the terms hereof, the Initial Purchase Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. The Commitment Shares have been duly authorized and, upon issuance in accordance with the terms hereof, the Commitment Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof.  The Warrant Shares have been duly authorized and reserved for issuance upon exercise in accordance with the Warrants.  When issued in accordance with the Warrants, the Warrant Shares shall be validly issued, fully paid and non-assessable, to our knowledge, free of all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights. 12,000,000 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares.  731,708 shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) have been duly authorized and reserved for issuance as Additional Commitment Shares in accordance with this Agreement.

(e)          No Conflicts.  Except as disclosed in Schedule 4(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in Schedule 4(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively.  Except as disclosed in Schedule 4(e), neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof.  Except as disclosed in Schedule 4(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.  Except as listed in Schedule 4(e), since one year prior to the date hereof,  the Company has not received nor delivered any notices or correspondence from or to the Principal Market.  The Principal Market has not commenced any delisting proceedings against the Company.

(f)          SEC Documents; Financial Statements. Except as disclosed in Schedule 4(f) the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Except as listed in Schedule 4(f), the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof.  The SEC has not commenced any enforcement proceedings against the Company or any of its subsidiaries.

(g)         Absence of Certain Changes.  Except as disclosed in Schedule 4(g), since May 31, 2010, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.  The Company is financially solvent and is generally able to pay its debts as they become due.

(h)         Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.   A description of each action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body which, as of the date of this Agreement, is pending or threatened in writing against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, is set forth in Schedule 4(h).

(i)           Acknowledgment Regarding Investor’s Status.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities.  The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)           No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

 (k)         Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  Except as set forth on Schedule 4(k), none of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement.  The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 4(k), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(l)           Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)         Title.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”) and , except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n)         Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(o)         Regulatory Permits.  The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(p)         Tax Status.  The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q)         Transactions With Affiliates.   Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)          Application of Takeover Protections.  The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(s)          Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or prospectus supplements thereto.   The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t)          Foreign Corrupt Practices.   Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)          DTC Eligible.  The Company through its transfer agent currently participates in the Depository Trust Company Fast Automated Securities Transfer Program (“DTC FAST System”) and the Company’s Common Stock can be transferred electronically to third parties via the DTC FAST System.

5.           COVENANTS.

(a)          Filing of Form 8-K and Registration Statement.  The Company agrees that it shall, within the time required under the Exchange Act file a Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby.  The Company shall also file within ten (10) Business Days from the date hereof a new registration statement covering only the sale of the Purchase Shares, Warrant Shares and the Commitment Shares in accordance with the terms of the Registration Rights Agreement between the Company and the Investor, dated as of the date hereof (“Registration Rights Agreement”).  Any securities issuable under this Agreement that have not been registered under the Securities Act shall bear the following restrictive legend (the “Restrictive Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(b)          Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the initial sale of the Commitment Shares and any Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of the Commitment Shares and any Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c)          Listing/DTC.  The Company shall promptly secure the listing of all of the Purchase Shares, Warrant Shares and Commitment Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market.  Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.  The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically via the DTC FAST System.

(d)         Limitation on Short Sales and Hedging Transactions.  The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e)          Issuance of Commitment Shares.  Immediately upon the execution of this Agreement, the Company shall issue to the Investor as consideration for the Investor entering into this Agreement 487,805 shares of Common Stock (the “Initial Commitment Shares”) and shall deliver to the Transfer Agent a letter in the form as set forth as Exhibit E attached hereto with respect to the issuance of the Initial Commitment Shares.  In connection with each purchase of Purchase Shares hereunder, the Company agrees to issue to the Investor a number of shares of Common Stock (the “Additional Commitment Shares” and together with the Initial Commitment Shares, the “Commitment Shares”) equal to the product of (x) 731,708 and (y) the Purchase Amount Fraction.  The “Purchase Amount Fraction” shall mean a fraction, the numerator of which is the Purchase Amount purchased by the Investor with respect to such purchase of Purchase Shares and the denominator of which is Fifteen Million Dollars ($15,000,000).  The Additional Commitment Shares shall be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.  The Initial Commitment Shares shall be issued in certificated form and shall bear the Restrictive Legend.

(f)          Due Diligence.  The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours.  The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company.  Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby.  Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.  The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or prospectus supplements thereto.

(g)         Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h)         Taxes.   The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i)           No Variable Rate Transactions.  From the date hereof until the Maturity Date unless all $15,000,000 has been sold to the Investor or the Investor defaults in any purchase obligation, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction other than in connection with an Exempt Issuance.  ”Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, which acquisitions or strategic transactions can have a Variable Rate Transaction component,  provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

6.           TRANSFER AGENT INSTRUCTIONS.

  On the Commencement Date, the Company shall cause any restrictive legend on the Initial Commitment Shares to be removed and all of the Purchase Shares, Warrant Shares and Additional Commitment Shares, to be issued under this Agreement shall be issued without any restrictive legend unless the Investor expressly consents otherwise.  The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Purchase Shares in the name of the Investor for the Purchase Shares (the “Irrevocable Transfer Agent Instructions”).  The Company warrants to the Investor that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6, will be given by the Company to the Transfer Agent with respect to the Purchase Shares and that the Commitment Shares, Warrant Shares and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

7.           CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE
              SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction of each of the following conditions:

(a)          The Investor shall have executed each of the Transaction Documents and delivered the same to the Company; and

(b)         A registration statement covering the sale of all of the Commitment Shares, Warrant Shares and Purchase Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC.

8.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares (other than the Initial Purchase Shares) under this Agreement is subject to the satisfaction of each of the following conditions and once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)          The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b)          The Company shall have issued to the Investor the Initial Commitment Shares without restrictive legend;

(c)          The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market and the Purchase Shares, Warrant Shares and Commitment Shares shall be approved for listing upon the Principal Market;

(d)          The Investor shall have received the opinions of the Company’s legal counsel dated as of the Commencement Date substantially in the form of Exhibit A attached hereto;

(e)          The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.  The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit B;

(f)          The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as Exhibit C which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g)         As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, (A) solely for the purpose of effecting purchases of Purchase Shares hereunder, 12,000,000 shares of Common Stock, (B) as Additional Commitment Shares in accordance with Section 5(e) hereof, 731,708  shares of Common Stock and (C) 800,000 Warrant Shares;

(h)         The Irrevocable Transfer Agent Instructions, in form acceptable to the Investor shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent;

(i)           The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Nevada issued by the Secretary of State of the State of Nevada as of a date within ten (10) Business Days of the Commencement Date;

(j)           The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Nevada within ten (10) Business Days of the Commencement Date;

(k)          The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit D;

(l)           A registration statement covering the sale of all of the Purchase Shares, Warrant Shares and Commitment Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC.  The Company shall have prepared and delivered to the Investor a final and complete form of prospectus, dated and current as of the Commencement Date, to be used by the Investor in connection with any sales of any Commitment Shares, Warrant Shares or any Purchase Shares, and to be filed by the Company one Business Day after the Commencement Date. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Shares and Purchase Shares pursuant to this Agreement in compliance with such laws;

(m)         No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(n)         On or prior to the Commencement Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Investor, in order to render inapplicable any control share acquisition, business combination, shareholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Commitment Shares and the Investor’s ownership of the Securities and the Commitment Shares; and

(o)         The Company shall have provided the Investor with the information requested by the Investor in connection with its due diligence requests made prior to, or in connection with, the Commencement, in accordance with the terms of Section 5(f) hereof.

9.           INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or  document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Payment under this indemnification shall be made within thirty (30) days from the date Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to Investor.

10.        EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a)          the effectiveness of a registration statement registering the Purchase Shares, Warrant Shares or Commitment Shares lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Investor for sale of any or all of the Purchase Shares, Warrant Shares or Commitment Shares (“Registrable Securities”), and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period;

(b)         the suspension from trading or failure of the Common Stock to be listed on the Principal Market for a period of three (3) consecutive Business Days;

(c)          the delisting of the Company’s Common Stock from the Principal Market, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, or NYSE Amex;

(d)         the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within five (5) Business Days after the applicable Purchase Date which the Investor is entitled to receive;

(e)          the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f)          if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law ;

(g)         if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary;

(i)           if at any time the Company is not eligible to transfer its Common Stock electronically via the DTC FAST System.; or

(j)           a material adverse change occurs in the Company, its business, financial condition, operations or prospects.

In addition to any other rights and remedies under applicable law and this Agreement, including the Investor termination rights under Section 11 hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, or so long as the Purchase Price is below the Floor Price, the Investor shall not be permitted or obligated to purchase any shares of Common Stock under this Agreement.  If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.  No such termination of this Agreement under Section 11(a) or 11(d) shall affect the Company’s or the Investor’s obligations under this Agreement with respect to pending purchases and the Company and the Investor shall complete their respective obligations with respect to any pending purchases under this Agreement.

11.          TERMINATION

This Agreement may be terminated only as follows:

(a)           If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.  No such termination of this Agreement under this Section 11(a) shall affect the Company’s or the Investor’s obligations under this Agreement with respect to pending purchases and the Company and the Investor shall complete their respective obligations with respect to any pending purchases under this Agreement.

(b)         In the event that the Commencement shall not have occurred, the Company shall have the option to terminate this Agreement for any reason or for no reason without any liability whatsoever of any party to any other party under this Agreement.

(c)          In the event that the Commencement shall not have occurred on or before November 30, 2010, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, the non-breaching party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party.

(d)         At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement.  The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor. No such termination of this Agreement under this Section 11(d) shall affect the Company’s or the Investor’s obligations under this Agreement with respect to pending purchases and the Company and the Investor shall complete their respective obligations with respect to any pending purchases under this Agreement.

(e)         This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

(f)           If by the Maturity Date for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section 2 of this Agreement, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)) and 11(f), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof.  The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10 and 11, shall survive the Commencement and any termination of this Agreement.  No termination of this Agreement shall affect the Company’s or the Investor’s rights or obligations (i) under the Registration Rights Agreement which shall survive any such termination or (ii) under this Agreement with respect to pending purchases and the Company and the Investor shall complete their respective obligations with respect to any pending purchases under this Agreement.

12.          MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial.  The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)         Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature or a signature in a “.pdf” format data file.

(c)          Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)          Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)          Entire Agreement.  With the exception of the Mutual Nondisclosure Agreement between the parties dated as of October 18, 2010, this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f)           Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Next 1 Interactive, Inc.
2400 North Commerce Parkway, Suite 105
Weston, FL 33326
Telephone: (954) 888-9779
Facsimile: (877) 874-7133
Attention: Chief Executive Officer

With a copy to (which shall not constitute notice):

Anslow & Jaclin, LLP
195 Rt. 9 South, Suite 204
Manalapan, NJ 07726
Telephone: (732) 409-1212
Facsimile: (732) 577-1188
Attention: Joseph M. Lucosky, Esq.

If to the Investor:

Lincoln Park Capital Fund, LLC
440 North Wells, Suite 620
Chicago, IL 60654
Telephone: (312) 822-9300
Facsimile: (312) 822-9301
Attention: Josh Scheinfeld/Jonathan Cope

If to the Transfer Agent:

American Stock Transfer & Trust Company
6201 15th Avenue, 2nd Floor
Brooklyn, NY 11219
Telephone: (718) 921-8360
Facsimile: (718) 236-2641
Attention: Jennifer Donovan

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation.  The Investor may not assign its rights or obligations under this Agreement.

(h)         No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)           Publicity.  The Investor shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Investor, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Investor in connection with any such press release or other public disclosure at least two (2) Business Days prior to its release.  The Investor must be provided with a copy thereof at least two (2) Business Days prior to any release or use by the Company thereof.  The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a material adverse effect on its ability to perform its obligations under this Agreement.

(j)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)         No Financial Advisor, Placement Agent, Broker or Finder.    The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(l)          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)        Remedies, Other Obligations, Breaches and Injunctive Relief.  The Investor’s remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n)         Enforcement Costs.  If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; or (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o)         Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*     *     *     *     *

IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

NEXT 1 INTERACTIVE, INC.

By:	/s/ William Kerby
Name: William Kerby
Title: Chief Executive Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name: Josh Scheinfeld
Title: President

SCHEDULES

Schedule 4(a)	Subsidiaries
Schedule 4(c)	Capitalization
Schedule 4(e)	Conflicts
Schedule 4(f)	Exchange Act Filings
Schedule 4(g)	Material Changes
Schedule 4(h)	Litigation
Schedule 4(k)	Intellectual Property

EXHIBITS

Exhibit A	Form of Company Counsel Opinion
Exhibit B	Form of Officer’s Certificate
Exhibit C	Form of Resolutions of Board of Directors of the Company
Exhibit D	Form of Secretary’s Certificate
Exhibit E	Form of Letter to Transfer Agent
Exhibit F	Form of Warrant

DISCLOSURE SCHEDULES

Schedule 4(a) – Subsidiaries

Schedule 4(c) - Capitalization

Schedule 4(e) - No Conflicts

Schedule 4(f) - Exchange Act Filings

Schedule 4(g) - Absence of Certain Changes

Schedule 4(h) - Litigation

Schedule 4(k) - Intellectual Property Rights

DISCLOSURE SCHEDULES

Schedule 4(a) – Subsidiaries

Next One Interactive, Inc.	Parent

Extraordinary Vacations Group, Inc.	Subsidiary
Extraordinary Vacations USA, Inc.	Subsidiary
Maupintour LLC	Subsidiary
Extraordinary Promotions LLC	Subsidiary
EV Promo, LLC	Subsidiary
Maupintour’s Extraordinary Vacations, Inc.	Subsidiary
Attache Travel International Inc.	Subsidiary
Travel Technology Solutions LLC	Subsidiary
Resort and Residence TV	Subsidiary
Attache Concierge Services	Subsidiary

DISCLOSURE SCHEDULES

Schedule 4(c) - Capitalization

•	Series A Preferred stock, $.01 par value; 3,000,000 authorized; and 663,243 shares issued and outstanding at October 19, 2010

•	Series B Preferred stock, $1 par value; 3,000,000 authorized; 0 shares issued and outstanding at October 19, 2010

•	Series C Preferred stock, $.01 par value; 1,750,000 authorized; 0 shares issued and outstanding at October 19, 2010

•	Common stock, $.00001 par value; 200,000,000 shares authorized; 42,191,267 shares issued and outstanding at October 19, 2010

DISCLOSURE SCHEDULES

Schedule 4(e) - No Conflicts

There are no conflicts.

DISCLOSURE SCHEDULES

Schedule 4(f) - Exchange Act Filings

All SEC Filings are current:

Most Recent Annual Report 10-K/A	2-28-10	Filed 6-10-10
Most Recent Quarterly Report 10-Q	8-31-10	Filed 10-22-10

DISCLOSURE SCHEDULES

Schedule 4(g) - Absence of Certain Changes

Since February 28, 2010, the Company and its Subsidiaries have conducted their business in the Ordinary Course of the Company’s Business and, since such date and through the date hereof, there has not occurred: (a) any Company Material Adverse Effect; (b) any amendments to or changes in the Company Charter, Company Bylaws or any Subsidiaries Governance Documents; (c) any material damage to, destruction or loss of any asset of the Company or any of its Subsidiaries (whether or not covered by insurance); (d) any change by the Company in its accounting methods, principles or practices with respect to the Company and its consolidated Subsidiaries other than those required by GAAP; (e) any revaluation by the Company of any of its assets or any assets of its consolidated Subsidiaries, including writing down the value of inventory or writing off notes or accounts receivable other than in the Ordinary Course of the Company’s Business; (f) any sale of a material amount of assets (tangible or intangible) of the Company or any of its Subsidiaries; (g) any recalls, field notifications, field corrections or safety alerts with respect to products manufactured by or on behalf of the Company or any of its Subsidiaries; (h) any other action or event that would have required the consent of Parent pursuant to subsections (iv)(other than in the Ordinary Course of the Company’s Business), (vii)(A)(1), (xi) or (xiii) of Section 5.1(a) or the authorization of or making any commitment to do such action or event; and (i) any business practice to materially accelerate the timing or materially increase the amount of sales or shipments of products outside of the Ordinary Course of the Company’s Business and in such a manner so as to cause the products so sold or shipped to be unable to be resold to the end-user customer or otherwise recognized as revenue of the Company under GAAP.

DISCLOSURE SCHEDULES

Schedule 4(h) - Litigation

There is currently a case pending whereby the Company’s Chief Executive Officer (“defendant”) is being sued for allegedly breaching a contract which he signed in his role as Chief Executive Officer of Extraordinary Vacations Group, Inc. The case is being strongly contested. The defendant’s motion to dismiss plaintiff’s amended complaint with prejudice has been argued before the judge in the case. We are awaiting a ruling at this time.

Other than the litigation matters listed above, we are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

DISCLOSURE SCHEDULES

Schedule 4(k) - Intellectual Property Rights

No trademarks or patents.

EXHIBIT A

FORM OF COMPANY COUNSEL OPINION

See Attached.

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(e) of that certain Purchase Agreement dated as of October 26, 2010 (“Purchase Agreement”), by and between NEXT 1 INTERACTIVE, INC., a Nevada corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”).  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, William Kerby, Chief Executive Officer of the Company, hereby certifies as follows:

1.           I am the Chief Executive Officer of the Company and make the statements contained in this Certificate;

2.           The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date);

3.           The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4.           The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name on this _____  day of _______, 201_.

By:
Name: William Kerby
Title: Chief Executive Officer

EXHIBIT C

FORM OF COMPANY RESOLUTIONS
FOR SIGNING PURCHASE AGREEMENT

UNANIMOUS WRITTEN CONSENT OF
NEXT 1 INTERACTIVE, INC.

In accordance with the corporate laws of the state of Nevada, the undersigned, being all of the directors of NEXT 1 INTERACTIVE, INC., a Nevada corporation (the “Corporation”) do hereby consent to and adopt the following resolutions as the action of the Board of Directors for and on behalf of the Corporation and hereby direct that this Consent be filed with the minutes of the proceedings of the Board of Directors:

WHEREAS, there has been presented to the Board of Directors of the Corporation a draft of the Purchase Agreement (the “Purchase Agreement”) by and between the Corporation and Lincoln Park Capital Fund, LLC (“Lincoln Park”), providing for the purchase by Lincoln Park of up to Fifteen Million Dollars ($15,000,000) of the Corporation’s common stock, $0.00001 par value per share (the “Common Stock”); and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in the transactions contemplated by the Purchase Agreement, including, but not limited to, the issuance of 487,805 shares of Common Stock to Lincoln Park as a an initial commitment fee (the “Initial Commitment Shares”) and the sale of shares of Common Stock to Lincoln Park up to the available amount under the Purchase Agreement (the “Purchase Shares”).

Transaction Documents

NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and William Kerby, Chief Executive Officer (the “Authorized Officer”) are severally authorized to execute and deliver the Purchase Agreement, and any other agreements or documents contemplated thereby including, without limitation, a registration rights agreement (the “Registration Rights Agreement”) providing for the registration of the shares of the Company’s Common Stock issuable in respect of the Purchase Agreement on behalf of the Corporation, with such amendments, changes, additions and deletions as the Authorized Officer may deem to be appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of the Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Registration Rights Agreement by and among the Corporation and Lincoln Park are hereby approved and the Authorized Officer is authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of the Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Form of Transfer Agent Instructions (the “Instructions”) are hereby approved and the Authorized Officer is authorized to execute and deliver the Instructions (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions, and deletions as the Authorized Officer may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of the Authorized Officer thereon; and

Execution of Purchase Agreement

FURTHER RESOLVED, that the Corporation be and it hereby is authorized to execute the Purchase Agreement providing for the purchase of up to Fifteen Million Dollars ($15,000,000) of the Corporation’s common stock; and

Issuance of Common Stock

FURTHER RESOLVED, that the Corporation is hereby authorized to issue to Lincoln Park Capital Fund, LLC 400,000 shares of Common Stock as Initial Purchase Shares and 487,805 shares of Common Stock as Initial Commitment Shares and that upon issuance of the Initial Purchase Shares and the Initial Commitment Shares pursuant to the Purchase Agreement, the Initial Purchase Shares and Initial Commitment Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue shares of Common Stock upon the purchase of Purchase Shares up to the Available Amount under the Purchase Agreement in accordance with the terms of the Purchase Agreement and that, upon issuance of the Purchase Shares pursuant to the Purchase Agreement, the Purchase Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation shall initially reserve 12,000,000 shares of Common Stock for issuance as Purchase Shares under the Purchase Agreement.

FURTHER RESOLVED, that the Corporation is hereby authorized to issue 731,708 shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) in connection with the purchase of Purchase Shares (the “Additional Commitment Shares”) in accordance with the terms of the Purchase Agreement and that, upon issuance of the Additional Commitment Shares pursuant to the Purchase Agreement, the Additional Commitment Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation shall initially reserve 731,708  shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) for issuance as Additional Commitment Shares under the Purchase Agreement.

 FURTHER RESOLVED, that the Corporation is hereby authorized to issue Warrants (as defined in the Purchase Agreement) and to issue 800,000 shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) in connection with the exercise of the Warrants (the “Warrant Shares”) in accordance with the terms of the Warrants and that, upon issuance of the Warrant Shares pursuant to the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation shall initially reserve 800,000 shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) for issuance as Warrant Shares.

Approval of Actions

FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officer is authorized and directed to proceed on behalf of the Corporation and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to consummate the agreements referred to herein and to perform its obligations under such agreements; and

FURTHER RESOLVED, that the Authorized Officer is authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Board of Directors has executed and delivered this Consent effective as of October 26, 2010.

being all of the directors of NEXT 1 INTERACTIVE, INC.

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 7(k) of that certain Purchase Agreement dated as of October 26, 2010 (“Purchase Agreement”), by and between NEXT 1 INTERACTIVE, INC., a Nevada corporation (the “Company”) and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Fifteen Million Dollars ($15,000,000) of the Company’s Common Stock, $0.00001 par value per share (the “Common Stock”).  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, William Kerby, Secretary of the Company, hereby certifies as follows:

1.           I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2.           Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s bylaws (“Bylaws”) and Certificate of Incorporation (“Articles”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or shareholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Articles.

3.           Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on October 26, 2010, at which a quorum was present and acting throughout.  Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4.            As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this ____  day of ______, 201_.

Secretary

EXHIBIT E

FORM OF LETTER TO THE TRANSFER AGENT FOR THE ISSUANCE OF THE INITIAL PURCHASE SHARES AND INITIAL COMMITMENTS SHARES AT SIGNING OF THE PURCHASE AGREEMENT

NEXT 1 INTERACTIVE, INC.
2400 N COMMERCE PARKWAY, SUITE 105
WESTON, FL 33326

[DATE]

American Stock Transfer & Trust Co.
6201 15th Avenue, 2nd Floor
Brooklyn, NY 11219

Re: Issuance of Common Shares to Lincoln Park Capital Fund, LLC

Dear ________,

On behalf of NEXT 1 INTERACTIVE, INC., (the “Company”), you are hereby instructed to issue as soon as possible (i) 487,805 shares of our common and (ii) 400,000 shares of our common stock for an aggregate of 887,805 shares of common stock in the name of Lincoln Park Capital Fund, LLC.  The share certificate should be dated October 26, 2010.  I have included a true and correct copy of a unanimous written consent executed by all of the members of the Board of Directors of the Company adopting resolutions approving the issuance of these shares.  The shares should be issued subject to the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The share certificate should be sent as soon as possible via overnight mail to the following address:

Lincoln Park Capital Fund, LLC
440 North Wells, Suite 620
Chicago, IL 60654

Attention: Josh Scheinfeld/Jonathan Cope

Thank you very much for your help.  Please call me at (954) 888-9779 if you have any questions or need anything further.

NEXT 1 INTERACTIVE, INC.

BY:
William Kerby
Chief Executive Officer

EXHIBIT F

FORM OF WARRANT

See Attached.